UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2012

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 8.01.  Other Events.

Asset Purchase Agreement relating to the Sale of Customer Contracts of CIBER’s ITO Division

On July 28, 2012, CIBER, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Savvis Communications Corporation., a Missouri corporation (the “Buyer”), whereby the Company agreed to sell to the Buyer certain customer contracts and the related assets and personnel associated with the Company’s information technology outsourcing practice (the “ITO Business”) for an initial purchase price of $7.0 million in cash.  The Company is also entitled to receive additional future consideration in the form of up to $13 million in a cash earn-out payment that is mainly dependent upon the post-closing success of the transferred customer contracts to be measured based on December 2013 results and to be paid during the first quarter of 2014 (“the “Transaction”).

The Purchase Agreement contains customary representations and warranties of each of the Company and the Buyer, and contains customary indemnification provisions relating to breaches of representations, warranties and covenants.  The Purchase Agreement also contains a special indemnification provision whereby the Company will indemnify the Buyer for certain losses, if any, incurred by the Buyer post-closing under the customer contracts being transferred.  Consummation of the Transaction is contingent upon a number of closing conditions, including, among other things, the Company obtaining numerous customer and other third-party consents, the continuance of employment of a certain percentage of certain groups of employees of the ITO Business, conditions relating to the revenue and EBITDA of the ITO Business, delivery by each of the Company and the Buyer of certain ancillary documents and the absence of any material adverse effect on the ITO Business.

The consummation of the Transaction is expected to be completed within 60-90 days of the date of the Purchase Agreement.

On July 31, 2012, the Company issued a press release announcing the Transaction and its entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1.  The information contained in the press release is incorporated herein by reference.

Item 9.01(d).  Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: July 31, 2012	By:	/s/ Claude J. Pumilia
	Name:	Claude J. Pumilia
	Title:	Chief Financial Officer, Executive Vice President and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 31, 2012.